UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2006

Ball Corporation

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-7349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000 Broomfield, CO 80021-2510 (Address of Principal Executive Offices) (Zip Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Board of Directors of Ball Corporation (the “Company”), on July 26, 2006, approved the execution of a new Rights Agreement to replace the Company’s existing Rights Agreement, which has been in place since 1996 and is expiring on August 4, 2006. The information required by this Item 1.01 with respect to the new Rights Agreement is included in Item 3.03.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the expiration on August 4, 2006 of the rights issued pursuant to the Rights Agreement by and between the Company and First Chicago Trust Company of New York, dated as of January 24, 1996, on July 26, 2006, the Board of Directors of the Company approved the execution of a new Rights Agreement (the “New Rights Agreement”), between the Company and Computershare Investor Services, LLC, as Rights Agent (the “Rights Agent”).

In connection with the implementation of the New Rights Agreement, on July 26, 2006, the Board of Directors of the Company declared a dividend distribution of one right (“Right”) for each outstanding share of common stock, without par value, of the Company (“Common Stock”) to the stockholders of record at the close of business on August 7, 2006. Each newly issued Right will entitle the registered holder to purchase from the Company a unit consisting of one one-thousandth of a share (a “Unit”) of a series of the Company’s preferred stock designated as Series A Junior Participating Preferred Stock (“Preferred Stock”) at a price of $185.00 per Unit (the “Purchase Price”), subject to adjustment.

Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. Subject to certain exceptions specified in the New Rights Agreement, the Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person.

Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the New Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. Pursuant to the New Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. (Chicago, Illinois time) on August 6, 2016, unless such date is extended or the Rights are earlier redeemed or exchanged by the Company as described below (the “Expiration Date”).

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that a Person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock that a majority of the independent directors determine to be fair and not inadequate and to otherwise be in the best interests of the Company and its stockholders, after receiving advice from one or more investment banking firms (a “ Qualifying Offer”), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the New Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

For example, at an exercise price of $185.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $370.00 worth of Common Stock (or other consideration, as noted above) for $185.00. Assuming that the Common Stock had a per share value of $37.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $185.00.

In the event that, at any time following the Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation (other than with an entity that acquired the shares pursuant to a Qualifying Offer), (ii) the Company engages in a merger or other business combination transaction (other than with an entity that acquired the shares pursuant to a Qualifying Offer) in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged, or (iii) 50% or more of the Company’s assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the surviving entity having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the “Triggering Events.”

At any time after a person becomes an Acquiring Person, and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group that have become null and void), in whole or in part, for Common Stock at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, assets or cash (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).

Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company or in the event of the redemption of the Rights as set forth above.

Any of the provisions of the New Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the New Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the New Rights Agreement. The foregoing notwithstanding, no amendment may be made to the New Rights Agreement at such time as the Rights are not redeemable, except to cure any ambiguity or correct or supplement any provision contained in the New Rights Agreement that may be defective or inconsistent with any other provision therein.

A copy of the New Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. This summary description of the Rights is qualified in its entirety by reference to the New Rights Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Rights Agreement, dated as of July 26, 2006, by and between Ball Corporation and Computershare Investor Services, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: July 27, 2006	By: /s/ Charles E. Baker
Name: Charles E. Baker Title: Vice President, General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Rights Agreement, dated as of July 26, 2006, by and between Ball Corporation and Computer Investor Services, LLC.

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